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                                 B Y E - L A W S

                                       of

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

                                 INTERPRETATION



1.    In these Bye-Laws unless the context otherwise requires

      "Bermuda" means the Islands of Bermuda;

      "Board" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;

      "Company" means the company incorporated in Bermuda under the name of Globalstar Telecommunications Limited on the 23rd day of November, 1994;

      "the Companies Acts" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

      "Globalstar" means Globalstar, L.P., a limited Partnership organised under the laws of the State of Delaware, U.S.A.;

      "Independent Directors" means the two Directors of the Company designated as such by the Shareholders from time to time and who are not employed by, or otherwise affiliated with, Loral, a Strategic Partner or any of their respective affiliates;
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      "Loral", means Loral Corporation, a company organised under the laws of the State of New York, U.S.A.;

      "LQP" means Loral/QUALCOMM Partnership, L.P., a limited partnership organised under the laws of the State of Delaware, U.S.A.;

      "LQSS" means Loral/QUALCOMM Satellite Services, L.P., a limited partnership organised under the laws of the State of Delaware, U.S.A.;

      "paid up" means paid up or credited as paid up;

      "Register" means the Register of Shareholders of the Company;

      "Registered offices" means the registered office for the time being of the Company;

      "Resolution" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted either in general meeting or by written resolution, in accordance with the provisions of these Bye-Laws;

      "Seal" means the common seal of the Company and includes any duplicate thereof;

      "Secretary" includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

      "Shareholder" means a shareholder or member of the Company;
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      "Strategic Partners" means the limited partners in any of
Globalstar, LQSS and LQP;

      "these Bye-Laws" means these Bye-Laws in their present form or as from time to time amended;

      for the purposes of these Bye-Laws a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Acts is present;

      words importing the singular number only include the plural number and vice versa;

      words importing the masculine gender only include the feminine and neuter genders respectively;

      words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate;

      reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

      any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

                                REGISTERED OFFICE

2. The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.
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                                  SHARE RIGHTS

3. Subject to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

4. The Board shall be authorized to issue preference shares and such shares may be issued from time to time, in one or more series with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be designated by the Board prior to the issuance of such series, and the Board is hereby expressly authorized to fix by resolution or resolutions prior to such issuance such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions, including without limiting the generality of the foregoing, the following:

      (i) the designation of such series or class;

      (ii) the dividend rate of such series or class, the conditions and dates upon which such dividends will be payable, the relation which such dividends will bear to the dividends payable on any other class or classes of shares or any other series of any class of shares of
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      the Company, and whether such dividends will be cumulative or non-voting;

      (iii) the redemption provisions and times, prices and other terms and conditions of such redemption, if any, for such series or class, which may include provisions that they are to be redeemed on the happening of a specified event or on a given date, that they are liable to be redeemed at the option of the Company or that if authorized by the Memorandum of Association of the Company, that they are liable to be redeemed at the option of the holder;

      (iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series or class;

      (v) the terms and conditions, if any, on which shares of such series or class shall be convertible into, or exchangeable for, shares of the Company or any other securities, including the price or prices, or the rates of exchange thereof,

      (vi) the voting rights, if any;

      (vii) the restrictions, if any, on the issue or reissue of any additional preference shares; and

      (viii) the rights of the holders of such series or class upon the liquidation, dissolution, or distribution of assets of the Company.
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The designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any or all other series already outstanding.

                             MODIFICATION OF RIGHTS

5. Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy five percent of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy any of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder present in person or by proxy, one Shareholder shall constitute the necessary quorum.

6. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise
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expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

                                     SHARES

7. Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

8. The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

9. Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

                                  CERTIFICATES
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10. The preparation, issue and delivery of certificates shall be governed by the
Companies Acts. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

11. If a share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

12. All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

                                      LIEN

13. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of
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such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company's lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

14. The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

15. The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards
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payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

                            CALLS ON SHARES

16. The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

17. A call may be made payable by installments and shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed.
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18. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

19. If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

20. Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

21. The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

                              FORFEITURE OF SHARES

22. If a Shareholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or installment remains unpaid serve a
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notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

23. The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or installment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-laws to forfeiture shall include surrender.

24. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

25. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

26. A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise
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disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

27. A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

28. An affidavit in writing that the deponent is a Director or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the
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proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

                            REGISTER OF SHAREHOLDERS

29. The Secretary shall establish and maintain the Register of Shareholders at the Registered Office in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register of Shareholders shall be open to inspection in the manner prescribed by the Companies Acts between 10.00 a.m. and
12.00 noon on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 9.

                       REGISTER OF DIRECTORS AND OFFICERS

30. The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.
                               TRANSFER OF SHARES

31. Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his
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shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

32. The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share.

The Board may also decline to register any transfer unless:-

      (a) the instrument of transfer is duly stamped and lodged with the Company, accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

      (b)   the instrument of transfer is in respect of only one class of share,

      (c) where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law and Bye-Laws 31 and 33.
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33. If the Board declines to register a transfer it shall, within three months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

34. No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

                             TRANSMISSION OF SHARES

35. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

36. Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of
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applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

37. A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the
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holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

38. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 35, 36 and 37.

INCREASE OF CAPITAL

39. The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

40. The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

41. The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

                         ALTERATION OF CAPITAL
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42. The Company may from time to time by Resolution:-

      (a) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

      (b) consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

      (c) sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

      (d) make provision for the issue and allotment of shares which do not carry any voting rights;

      (e) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

      (f) change the currency denomination of its share capital.

Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board
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may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

43. Subject to the Companies Act and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

                              REDUCTION OF CAPITAL

44. Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any capital redemption reserve fund or any share premium or contributed surplus account in any manner.

45. In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including in the case of a reduction of part only of a class of shares, those shares to be affected.

                GENERAL MEETINGS AND WRITTEN RESOLUTIONS
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46.  (a)    The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings.

      (b) Except in the case of the removal of auditors and Directors, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Shareholders of the Company may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of such Shareholder, being all of the Shareholders of the Company who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution. Such resolution in writing may be signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, all the Shareholders of the Company, or any class thereof, in as many counterparts as may be necessary.
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      (c)   For the purposes of this Bye-Law, the date of the
            resolution in writing is the date when the resolution is signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

      (d) A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

                           NOTICE OF GENERAL MEETINGS

47. An Annual General Meeting shall be called by not less than five days notice in writing and a Special General Meeting shall be called by not less than five days notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, in the case of a Special General Meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 120 and 121 to all Shareholders other
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than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company.

Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:-

      (a) in the case of a meeting called as an Annual General Meeting, by all the Shareholders entitled to attend and vote thereat;

      (b) in the case of any other meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95 percent in nominal value of the shares giving that right.

48. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

                    PROCEEDINGS AT GENERAL MEETINGS

49. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, at least two

Shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes; provided, however, that if the Company shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

50. If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two Shareholders present in person or by proxy (whatever the number of shares held by them) shall be a quorum provided that if the Company shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum. The Company shall give not less than five days notice of any meeting adjourned through want of a quorum and such notice shall state that the sole Shareholder or, if more than one, two Shareholders present in person or by proxy (whatever the number of shares held by them) shall be a quorum.

51. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

52. Each Director shall be entitled to attend and speak at any general meeting of the Company.

53. The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every general meeting. If there is no such Chairman or President, or if at any meeting neither the Chairman nor the President is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

54. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

55. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

                                     VOTING

56. Save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

57. At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:-

      (a)   the chairman of the meeting; or

      (b) at least three Shareholders present in person or represented by proxy; or

      (c) any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Shareholders having the right to vote at such meeting; or

      (d) a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such resolution.

58. If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

59. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

60. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

61. On a poll, votes may be cast either personally or by proxy.

62. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

63. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote.

64. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

65. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

66. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

67. If (i) any objection shall be raised to the qualification of any voter or
(ii) any votes have been counted which ought not to have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

                      PROXIES AND CORPORATE REPRESENTATIVES

68. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

69. Any Shareholder may appoint a standing proxy or (if a corporation) representative by depositing at the Registered Office a proxy or (if a corporation) an authorisation and such proxy or authorisation shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

70. Subject to Bye-Law 69, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.

71. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy for use at that meeting or in connection with that written resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

72. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy is used.

73. Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings or to sign written resolutions.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

74. The number of Directors shall be such number not less than five nor more than fifteen as the Company by Resolution may from time to time determine and, subject to the Companies Act and these Bye-Laws, shall serve until re-elected or their successors are appointed at the next Annual General Meeting. The Board shall nominate for election to the Board at each Annual General Meeting two independent Directors.

75. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-laws to appoint any person to be a Director, any vacancy on the Board may be filled by the Directors, so long as a quorum of Directors remains in office.

76. The Company may in a Special General Meeting called for that purpose remove a Director provided notice of any such meeting shall be served upon the Director concerned not less than 14 days before the meeting and he shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the Meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

             RESIGNATION AND DISQUALIFICATION OF DIRECTORS

77. The office of a Director shall be vacated upon the happening of any of the following events:

      (a) if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

      (b) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

      (c)   if he becomes bankrupt or compounds with his creditors;

      (d)   if he is prohibited by law from being a Director;

      (e) if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

        DIRECTORS' FEES AND ADDITIONAL REMUNERATION AND EXPENSES

78. The amount, if any, of Directors' fees shall from time to time be determined by the resolution of the Board (or any committee thereof so authorized by the Board). Each Director may be paid his reasonable travelling, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

                              DIRECTORS' INTERESTS

79.  (a)    A Director may hold any other office or place of profit
            with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

      (b) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

      (c) Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;
            and be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

      (d) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

      (e) Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

                         POWERS AND DUTIES OF THE BOARD

80. Subject to the provisions of the Companies Acts and these Bye-Laws and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

81. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

82. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

83. The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

84. The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

                        DELEGATION OF THE BOARD'S POWERS

85. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

86. The Board may entrust to and confer upon any Director or officer any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

87. The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed upon it by the Board.

                            PROCEEDINGS OF THE BOARD

88. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

89. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting either prospectively or retrospectively.

90.  (a)    The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two individuals. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

      (b) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

91. So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

92. The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every meeting of the Board. If there is no such Chairman or President, or if at any meeting the Chairman or the President is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

93. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

94. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

95. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

96. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

                                    OFFICERS

97. The officers of the Company shall include a President and a Vice-President or a Chairman and a Deputy Chairman who shall be Directors and shall be elected by the Board as soon as possible after the statutory meeting and each Annual General Meeting. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Board.

                                     MINUTES

98. The Directors shall cause minutes to be made and books kept for the purpose of recording -

      (a) all appointments of officers made by the Directors;

      (b) the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee;

      (c) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of committees;

      (d) of all proceedings of managers (if any).

                                   SECRETARY

99. The Secretary shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary so appointed may be removed by the Board.

The duties of the Secretary shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

100. A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

                                    THE SEAL

101.  (a)   The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof. Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye-Law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type written across the centre thereof.

      (b) The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-laws, any instrument to which a Seal is affixed shall be signed by two Directors or the Secretary and one Director, or by any two persons whether or not Directors or the Secretary, who have been authorised either generally or specifically to attest to the use of a Seal; provided that the Secretary or a Director may affix a Seal attested with his signature only to authenticate copies of these Bye-Laws, the minutes of any meeting or any other documents requiring authentication.

                          DIVIDENDS AND OTHER PAYMENTS

102. The Board may from time to time declare cash dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

103. Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:-

      (a) all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

      (b) dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

104. The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

105. No dividend, distribution or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

106. Any dividend, distribution, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders.

107. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

108. With the sanction of a Resolution the Board may direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board.

                                    RESERVES

109. The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

                            CAPITALIZATION OF PROFITS

110. The Board may, at any time and from time to time pass a resolution to the effect that it is desirable to capitalize all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account or any capital redemption reserve fund. Accordingly such amount may by resolution of the Board be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid among such Shareholders, or partly in one way and partly in the other, provided that for purpose of this Bye-law, a share premium account and a capital redemption reserve fund may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

111. Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

                                  RECORD DATES

112. Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

                               ACCOUNTING RECORDS

113. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts.

114. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors: PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

115. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

                                      AUDIT

116. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS

117. Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered seven days after it was put in the post, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.

118. Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four hours after its despatch.

119. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

                                   WINDING UP

120. If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

                               INDEMNITY

121. Subject to the proviso below, every Director, officer of the Company and member of a committee constituted under Bye-Law 90 shall be indemnified out of the funds of the

Company against all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer or committee member and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, officer or committee member in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

122. Every Director, officer and member of a committee duly constituted under Bye-Law 90 of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, officer or committee member in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

123. To the extent that any Director, officer or member of a committee duly constituted under Bye-Law 90 is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

                             ALTERATION OF BYE-LAWS

124. These Bye-Laws may be amended from time to time in the manner provided for in the Companies Acts.

ANNEX
                                  SCHEDULE III

      8% Series A Convertible Redeemable Preferred Shares due 2011

            Globalstar Telecommunications Limited, an exempted company organized under the laws of Bermuda (the "Company"), certifies that pursuant to the authority contained in its Memorandum of Association (the "Memorandum of Association") and its Bye-Laws (the "Bye-Laws"), and in accordance with Bermuda law, the Board of Directors (or a duly authorized committee thereof) of the Company at meetings duly called and held on January 13, 1999, and January 20, 1999, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

            RESOLVED, that pursuant to the authority vested in the Board of Directors by the Memorandum of Association and Bye-Laws, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preference stock having the following designation, voting powers, preferences and relative, participating, optional and other special rights:

            Capitalized terms used herein are defined in Section 15.

            1. Number and Designation. The Company shall have a class of preference shares, which shall be designated as its 8% Series A Convertible Redeemable Preferred Shares due 2011 (the "Series A Preferred Shares"), par value U.S.$0.01 per share, with 8,400,000 shares initially authorized and, subject to the limitations set forth herein, such number of additional shares as are authorized from time to time by resolution of the Board of Directors of the Company and as set forth in the Bye-Laws of the Company. Unless otherwise specified, references herein to any "Section" refer to the Section number specified in this Schedule III.

            2. Issuance. The Company may issue Series A Preferred Shares from time to time as may be determined by the Board of Directors (or any committee thereof) of the Company.

            3. Registered Form; Liquidation Preference; Registrar. Certificates for Series A Preferred Shares shall be issuable only in registered form and only with a liquidation preference of U.S.$50 per share. The Company hereby appoints The Bank of New York as its initial Registrar and Transfer Agent (the "Registrar") for the Series A Preferred Shares.

            4. Registration; Transfer. (a) The Series A Preferred Shares have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be resold, pledged or otherwise transferred prior to the date when they no longer constitute "restricted securities" for purposes of Rule 144(k) under the Securities Act other than (i) to the Company, (ii) to "qualified institutional buyers" ("QIBs") pursuant to and in compliance with Rule 144A ("Rule 144A") under the Securities Act, (iii) pursuant to and in compliance with Rule 904 of Regulation S under the Securities Act, (iv) to "accredited investors" as defined in Rule 501(a) under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of Bermuda or any state of the United States. Until such time as determined by the Company and the Registrar, certificates evidencing the Series A Preferred Shares shall contain a legend (the "Restricted Shares Legend") evidencing the foregoing restrictions in substantially the form set forth on the form of Series A Preferred Share attached hereto as Exhibit A.

            (b) Series A Preferred Shares issued to QIBs in reliance on Rule 144A, as provided in the Purchase Agreement, shall be issued in the form of one or more permanent global Series A Preferred Shares in definitive, fully registered form with the global legend (the "Global Shares Legend") and the Restricted Shares Legend set forth on the form of Series A Preferred Share attached hereto as Exhibit A (each, a "Global Series A Preferred Share"), which shall be deposited on behalf of the holders of the Series A Preferred Shares represented thereby with the Registrar, at its New York office, as custodian for The Depository Trust Company, New York, New York ("DTC") or its nominee and their respective successors (the "Depositary"), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned and registered by the Registrar as hereinafter provided. The aggregate liquidation preference of the Global Series A Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.

            (c) This paragraph shall apply only to a Global Series A Preferred Share deposited with or on behalf of the Depositary. The Company shall execute and the Registrar shall, in accordance with this Section, countersign and deliver initially one or more Global Series A Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Schedule with respect to any Global Series A Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Series A Preferred Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Series A Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global

Series A Preferred Share. Except as provided in Section 5(b), owners of beneficial interests in Global Series A Preferred Shares will not be entitled to receive physical delivery of certificated Series A Preferred Shares.

            (d) Purchasers of Series A Preferred Shares who are not QIBs will receive certificated Series A Preferred Shares bearing the Restricted Shares Legend ("Restricted Series A Preferred Shares"). Restricted Series A Preferred Shares will bear a Restricted Shares Legend unless removed in accordance with
Section 5 and may not be exchanged for a Global Series A Preferred Share, or interest therein, at any time, except as set forth in clause (iv) of paragraph
(b) of Section 5.

            (e) No certificate evidencing Series A Preferred Shares shall be valid unless it bears the countersignature of the Registrar.

            5. Paying Agent and Conversion Agent. (a) The Company shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Series A Preferred Shares may be presented for payment (the "Paying Agent") and (ii) an office or agency where Series A Preferred Shares may be presented for conversion (the "Conversion Agent"). The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and, with respect to payments hereunder by delivery of Common Shares, may include the

Common Share Transfer Agent, and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar, coregistrar or Conversion Agent.

            Neither the Company nor the Registrar shall be required (A) to issue, countersign or register the transfer of or exchange any Series A Preferred Share during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Series A Preferred Shares selected for redemption under Section 10 and ending at the close of business on the day of such mailing or (B) to register the transfer of or exchange any Series A Preferred Share so selected for redemption in whole or in part, except the unredeemed portion of any Series A Preferred Share being redeemed in part.

            (b) Notwithstanding any provision to the contrary herein, so long as a Global Series A Preferred Share remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Series A Preferred Share, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 4 and this Section 5; provided, however, that beneficial interests in a Global Series A Preferred Share may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Global Series A Preferred Share in accordance with the transfer restrictions set forth in the Restricted Shares Legend:

            (i) Except for transfers or exchanges made in accordance with any of clauses (b)(ii) through (v) of this Section 5, transfers of a Global Series A Preferred Share shall be limited to transfers of such Global Series A Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

          (ii) If an owner of a beneficial interest in a Global Series A Preferred Share deposited with the Depositary or with the Registrar as custodian for the Depositary wishes at any time to transfer its interest in such Global Series A Preferred Share to a person who is required to take delivery thereof in the form of Restricted Series A Preferred Shares, such owner may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for one or more certificates evidencing such Restricted Series A

    Preferred Shares. Upon receipt by the Registrar, at its office in The City of New York of (A) instructions from the Depositary directing the Registrar to countersign and deliver one or more Restricted Series A Preferred Shares equal in number of shares to the beneficial interest in the Global Series A Preferred Share to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the number of Restricted Series A Preferred Shares to be so issued and appropriate delivery instructions, (B) a certificate in the form of Exhibit B attached hereto given by the transferor, to the effect set forth therein, (C) if such transfer is made pursuant to Section 4(a)(iv), a certificate in the form of Exhibit C attached hereto given by the person acquiring the Restricted Series A Preferred Shares for which such interest is being exchanged, to the effect set forth therein, and (D) such other certifications, legal opinions or other information as the Company, the Depositary or the Registrar may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar will instruct the Depositary to reduce or cause to be reduced such Global Series A Preferred Share by the number of shares of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Global Series A Preferred Share that is being transferred, and concurrently with such reduction and debit, the Company shall execute, and the Registrar shall countersign and deliver, one or more Restricted Series A Preferred Shares representing the same number of shares in accordance with the instructions referred to above.

            (iii) If a holder of Restricted Series A Preferred Shares wishes at any time to transfer all or part of such Restricted Series A Preferred Shares to a person who is required to take delivery thereof in the form of Restricted Series A Preferred Shares, such holder may, subject to the restrictions on transfer set forth herein and in the certificate representing such Restricted Series A Preferred Shares, cause the exchange of such Restricted Series A Preferred Shares for one or more certificates evidencing such Restricted Series A Preferred Shares. Upon receipt by the Registrar, at its office in The City of New York of (A) such Restricted Series A Preferred Shares, duly endorsed as provided herein, (B) instructions from such holder directing the Registrar to authenticate and deliver one or more certificates evidencing Restricted Series A Preferred Shares, such instructions to contain the name of the transferee and the number of the Restricted Series A Preferred Shares to be so issued and appropriate delivery instructions, (C) a certificate from the holder of the Restricted Series A Preferred Shares to be exchanged in the form of Exhibit B attached hereto given by the transferor, to the effect set forth therein,
    (D) if such transfer is made pursuant to clause

    4(a)(iv), a certificate in the form of Exhibit C attached hereto given by the person acquiring the Restricted Series A Preferred Shares for which such shares are being exchanged, to the effect set forth therein, and (E) such other certifications, legal opinions or other information as the Company or the Registrar may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall cancel or cause to be canceled such Restricted Series A Preferred Share and concurrently therewith, the Company shall execute, and the Registrar shall countersign and deliver, one or more Restricted Series A Preferred Shares representing the number of shares transferred in accordance with the instructions referred to above.

            (iv) If a holder of Restricted Series A Preferred Shares wishes at any time to transfer all or part of such Restricted Series A Preferred Shares to a person who is eligible to take delivery thereof in the form of a beneficial interest in a Global Series A Preferred Share, such holder may, subject to the restrictions on transfer set forth herein and in the certificate representing such Restricted Series A Preferred Shares, cause the exchange of such Restricted Series A Preferred Shares for beneficial interests in a Global Series A Preferred Share. Upon receipt by the Registrar, at its office in The City of New York of (A) such Restricted

    Series A Preferred Shares, duly endorsed as provided herein, (B) instructions from such holder directing the Registrar to increase the Global Series A Preferred Share, such instructions to contain the name of the transferee and appropriate account information, (C) a certificate from the holder of the Restricted Series A Preferred Shares to be exchanged in the form of Exhibit B attached hereto given by the transferor, to the effect set forth therein, and (D) such other certifications, legal opinions or other information as the Company, the Depositary or the Registrar may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall cancel or cause to be canceled such Restricted Series A Preferred Shares and concurrently therewith, the Registrar will instruct the Depositary to increase or cause to be increased the Global Series A Preferred Share by the aggregate number of shares of the Restricted Series A Preferred Shares to be exchanged and to credit or cause to be credited to the account of the transferee the beneficial interest in the Global Series A Preferred Share that is being transferred.

            (v) In the event that a Global Series A Preferred Share is exchanged for Series A Preferred Shares in definitive registered form pursuant to this Section, prior to the effectiveness of a Shelf Registration Statement with respect to such Series A Preferred Shares, such Series A Preferred Shares may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii), (iii) and (iv) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or are otherwise exempt under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company, the Depositary or the Registrar.

            (c) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement relating to the Series A Preferred Shares, Common Shares issuable (A) as dividends thereon, (B) on conversion thereof or (C) in redemption thereof, and any securities into which such Series A Preferred Shares or Common Shares shall be converted or into which they shall be changed by operation of law or otherwise (collectively, the "Registrable Securities"), if Series A Preferred Shares are issued upon the transfer, exchange or replacement of Series A Preferred Shares bearing the Restricted Shares Legend, or if a request is made to remove such Restricted Shares Legend on Series A Preferred Shares, the Series A Preferred Shares so issued shall bear the Restricted Shares Legend, or the Restricted Shares Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company or the Registrar, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or, with respect to Restricted Series A Preferred Shares, that such Series A Preferred Shares are not "restricted securities" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Registrar, at the direction of the Company, shall countersign and deliver Series A Preferred Shares that do not bear the Restricted Shares Legend.

            (d) The Registrar shall have no responsibility for any actions taken or not taken by the Depositary.

            (e) Each holder of a Series A Preferred Share agrees to indemnify the Company and the Registrar against any liability that may result from the transfer, exchange or assignment of such holder's Series A Preferred Share in violation of any provision of this Schedule and/or applicable U.S. Federal or State securities law; provided, however, that such indemnity shall not apply to acts of wilful misconduct or gross negligence on the part of the Company or the Registrar, as the case may be.

            (f) Payments (whether in cash or, as permitted by Section 11, in Common Shares) due on the Series A Preferred Shares shall be payable at the office or agency of the Company maintained for such purpose in The City of New York and at any other office or agency maintained by the Company for such purpose. If any such payment is in cash, it shall be payable by United States dollar check drawn on, or wire transfer (provided that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a United States dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Company payment of dividends in cash may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Series A Preferred Share Register.

            6. Dividend Rights. (a) The Company shall pay, and the holders of the Series A Preferred Shares shall be entitled to receive, cumulative dividends from the date of initial issuance of such Series A Preferred Shares at a rate of 8% per annum on the amount of the liquidation preference of the Series A Preferred Shares. Dividends will be computed on the basis of a 360-day year of twelve 30-day months and will be payable quarterly, subject to Section 11, (i) in cash, (ii) by delivery of Common Shares or (iii) through any combination of the foregoing in arrears on February 15, May 15, August 15 and November 15 of each year (each a "Dividend Payment Date"), commencing May 15, 1999, until the liquidation preference thereof is paid or made available for payment provided, however., that if such date is not a Business Day, then the Dividend Payment Date shall be the next Business Day. The Company may elect not to declare dividend payments on any Dividend Payment Date; provided, however, that dividends on the Series A Preferred Shares will accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Company will take all actions required or permitted under The Companies Act 1981 of Bermuda (the "Companies Act") to permit the payment of dividends on the Series A Preferred Shares. Arrearages of unpaid dividends ("Accumulated Dividends") will not themselves bear interest or be added to the liquidation preference of the Series A Preferred Shares.

            (b) Pursuant to the terms of the Registration Rights Agreement, if

            (i) on or prior to April 26, 1999, a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Registrable Securities has not been filed with the SEC;

            (ii) on or prior to August 24, 1999, the Shelf Registration Statement is not declared effective; or

            (iii) the Shelf Registration Statement has been declared effective by the SEC and such Shelf Registration Statement ceases to be effective or to be usable as contemplated by Section 2(b) of the Registration Rights Agreement at any time during the Shelf Registration Period (as defined in the Registration Rights Agreement) (without being succeeded by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is itself declared effective) for any period of 10 consecutive days or for any 20 days in any 180-day period in connection with resales of Transfer Restricted Securities (provided, that the Company will have the option of suspending the effectiveness of the Shelf Registration Statement, or of notifying holders of Transfer Restricted Securities that the Shelf Registration Statement shall be deemed not to be effective without becoming obligated to pay Preferred Stock Liquidated Damages for periods of up to a total of 60 days in any calendar year if the Board of Directors of the Company determines that compliance with the disclosure obligations necessary to maintain the effectiveness of the Shelf Registration Statement at such time could reasonably be expected to have an adverse effect on the Company or a pending corporate transaction) (each of the foregoing clauses (i) through
      (iii), a "Registration Default"), additional dividends ("Preferred Stock Liquidated Damages") will accrue on the Series A Preferred Shares, from and including the date of such Registration Default to but excluding the day on which such Registration Default has been cured. In the event of each such Registration Default, the Company shall pay Preferred Stock Liquidated Damages to each holder of Series A Preferred Shares that are Transfer Restricted Securities at a rate of 0.50% per annum of the liquidation preference of such Series A Preferred Shares, which shall accrue from the date of the Registration Default to and including the 30th day following such Registration Default and increase by 0.50% for each subsequent 30 day period; provided, however, that such Preferred Stock Liquidated Damages may not accrue at any time at a rate greater than 2.00% per annum of the liquidation preference of the Series A Preferred Shares. Following the cure of all Registration Defaults, the accrual of Preferred Stock

      Liquidated Damages with respect to such Series A Preferred Shares shall cease (without in any way limiting the effect of any subsequent Registration Default).

            7. Payment of Dividend; Mechanics of Payment; Dividend Rights Preserved. (a) Dividends on any Series A Preferred Share which are payable, and are punctually paid or duly provided for, on any Dividend Payment Date shall be paid in arrears to the person in whose name such Series A Preferred Share (or one or more predecessor Series A Preferred Shares) is registered at the close of business on the next preceding February 1, May 1, August 1 and November 1 (each, together with any record date established for the payment of Accumulated Dividends, a "Dividend Record Date").

            (b) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series A Preferred Shares with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividends, upon all outstanding Series A Preferred Shares. Unless full cumulative dividends on all outstanding Series A Preferred Shares for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then:

            (i) no dividend (other than (A) with respect to Junior Shares or Parity Shares, a dividend payable solely in any Junior Shares or Parity Shares, respectively, or (B) with respect to Parity Shares, a partial dividend paid pro rata on such Parity Shares and the Series A Preferred Shares) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Junior Shares or Parity Shares, respectively;

            (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any Junior Shares or Parity Shares, other than a distribution consisting solely of Junior Shares or Parity Shares, respectively;

            (iii) no Junior Shares or Parity Shares or any warrants, rights, calls or options exercisable for or convertible into any Parity Share or Junior Share shall be purchased, redeemed or otherwise acquired (other than in exchange for other Junior Shares or Parity Shares, respectively) by the Company or any of its subsidiaries; and

            (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition of any Junior Shares or Parity Shares or any warrants, rights, calls or options exercisable for or convertible into any Parity Share or Junior Share by the Company or any of its subsidiaries.

            Holders of the Series A Preferred Shares will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described. In the event that the Company fails to pay the dividends due for an aggregate of six quarterly payments (whether or not consecutive), the holders will have the rights and remedies set forth in Section 8.

            (c) Dividends (including Accumulated Dividends) may be paid, subject to Section 11, (i) in cash, (ii) by delivery of Common Shares or (iii) through any combination of the foregoing. The Company will notify the Registrar and make a public announcement no later than the close of business on the tenth Business Day prior to the Record Date for each dividend as to whether it will pay such dividend and, if so, the form of consideration it will use to make such payment.

            (d) Any Accumulated Dividends on any Series A Preferred Share may be paid, subject to Section 11, by the Company in any lawful manner (which shall include the establishment of a record date not more then 45 days prior to the payment thereof) not inconsistent with the requirements of any securities exchange on which the Series A Preferred Shares may be listed, and upon such notice (which shall precede the record date by at least ten Business Days) as may be required by such exchange, if, after notice given by the Company to the Registrar of the proposed payment pursuant to this clause (d), such manner of payment shall be deemed practicable by the Registrar.

            (e) Subject to the foregoing provisions of this Section 7, each Series A Preferred Share delivered under this Schedule upon registration of transfer of or in exchange for or in lieu of any other Series A Preferred Share shall carry the rights to dividends accumulated and unpaid, and to accrue, which were carried by such other Series A Preferred Share.

            (f) The holder of record of a Series A Preferred Share at the close of business on a Dividend Record Date with respect to the payment of dividends on the Series A Preferred Shares will be entitled to receive such dividends with respect to such Series A Preferred Share on the corresponding Dividend Payment Date, notwithstanding the conversion of such share after such Dividend Record Date and prior to such Dividend Payment Date. A Series A Preferred Share surrendered for conversion during the period from the close of business on any Dividend Record Date to the opening of business of the corresponding Dividend Payment Date must be accompanied by a payment in cash, Common Shares or a combination thereof, depending on the method of payment that the Company has chosen to pay such dividend, in an amount equal to such dividend payable on such Dividend Payment Date, unless such Series A Preferred Share has been called for redemption on a redemption date occurring during the period from the close of business on any Dividend Record Date to the close of business on the Business Day immediately following the corresponding Dividend Payment Date. The dividend payment with respect to a Series A Preferred Share called for redemption on a date during the period from the close of business on any Dividend Record Date to the close of business on the Business Day immediately following the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend Payment Date. Notwithstanding the immediately preceding three sentences of this Section 7(f), no payment shall be owed or payable to or by any converting holder if the Board of Directors of the Company shall have elected to defer the dividend payment to be made on such Dividend Payment Date pursuant to Section 6(a). Fractional Common Shares will not be issued upon conversion, but in lieu thereof the Company will pay a cash adjustment in the manner set forth in Section 11(c).

            (g) Except as provided with respect to a Provisional Redemption, no payment or adjustment will be made upon conversion of Series A Preferred Shares for accumulated and unpaid dividends or for dividends with respect to the Common Shares issued upon such conversion.

            8. Voting Rights. (a) Holders of Series A Preferred Shares will not be entitled to any voting rights unless (i) required by law or (ii) the Company has not paid scheduled dividend payments for an aggregate of six quarterly payments, whether or not consecutive (a "Voting Rights Triggering Event"). If a Voting Rights Triggering Event occurs while any Series A Preferred Shares are outstanding, the number of directors constituting the Board of Directors of the Company will be adjusted to permit the holders of the then Outstanding Series A Preferred Shares, voting separately and as a class, to elect such number of members to the Board of Directors of the Company as will constitute at least 20% of the then existing Board of

Directors before such election (rounded to the nearest whole number), provided, however, that such number shall be no less than one nor greater than two (the "Series A Preferred Share Directors"), and the number of members of the Company's Board of Directors will be immediately and automatically increased by one or two, as the case may be. The voting rights set forth in the preceding sentence will continue until such time as all dividends in arrears on the Series A Preferred Shares are paid in full, at which time the term of any Series A Preferred Share Director shall terminate. At any time after voting power to elect Directors shall have become vested and be continuing in the holders of the Series A Preferred Shares pursuant to the second preceding sentence, or if a vacancy shall exist in the offices of Series A Preferred Share Directors, the Board of Directors may, and upon written request of the holders of record of at least 25% of the Outstanding Series A Preferred Shares addressed to the Chairman of the Board of the Company, shall, call a special meeting of the holders of the Series A Preferred Shares for the purpose of electing the Series A Preferred Share Directors that such holders are entitled to elect. At any meeting held for the purpose of electing Series A Preferred Share Directors, the presence in person or by proxy of the holders of at least a majority of the Outstanding Series A Preferred Shares shall be required to constitute a quorum of such Series A Preferred Shares. Any vacancy occurring in the office of a Series A Preferred Share Director may be filled by the remaining Series A Preferred Share Director unless and until such vacancy shall be filled by the holders of the Series A Preferred Shares.

The Series A Preferred Share Directors shall agree, prior to their election to office, to resign upon any termination of the right of the holders of Series A Preferred Shares to vote as a class for Directors as herein provided, and upon such termination the Series A Preferred Share Directors then in office shall forthwith resign.

            (b) In addition to the voting rights set forth above, the approval of the holders of at least two-thirds of the then Outstanding Series A Preferred Shares voting or consenting, as the case may be, as one class, will be required for the Company to (i) amend the Memorandum of Association, this Schedule or the Bye-Laws or (ii) so long as the Company owns preferred partnership interests of Globalstar purchased with the proceeds of the issuance of Series A Preferred Shares, to waive any rights under, or agree to the modification of the terms of such preferred partnership interests, in either case (i) or (ii), so as to affect adversely the rights, preferences, privileges or voting rights of holders of the Series A Preferred Shares or authorize the issuance of any additional Series A Preferred Shares (other than Series A Preferred Shares to be sold pursuant to the Purchase Agreement); provided, however, that no such modification or amendment may, without the consent of the holders of each Outstanding Series A Preferred Share affected thereby, (i) change the Mandatory Redemption Date, or the due date of any dividend on, any Series A Preferred Shares, or reduce the liquidation preference or redemption price thereof or the rate of dividends thereon, or change the place of payment where, or the coin or currency in which, any Series A Preferred Share or any payment thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Mandatory Redemption Date (or on or after other redemption dates), or adversely affect the rights to convert any Series A Preferred Share as provided in Section 12, or adversely affect the right to require the Company to redeem the Series A Preferred Shares as provided in
Section 10, or modify the provisions of this Schedule with respect to the ranking of the Series A Preferred Shares in a manner adverse to the holders,
(ii) alter the voting rights with respect to the Series A Preferred Stock or reduce the percentage of the Outstanding Series A Preferred Shares the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with provisions of this Schedule or (iii) modify any of the provisions of this Section 8 except to increase any such percentage or to provide that certain other provisions of this Schedule cannot be modified or waived without the consent of the holder of each Outstanding Series A Preferred Share affected thereby.

            (c) The Company will not authorize or issue any new class of Senior Shares or any obligation or security convertible or exchangeable into or evidencing a right to purchase shares of any class or series of Senior Shares, without the approval of the holders of at least two-thirds of the then Outstanding Series A Preferred Shares, voting or consenting, as the case may be, as one class.

            (d) Except as set forth in Section 8(c) with respect to Senior Shares, neither (i) the creation, authorization or issuance of any Junior Shares, Parity Shares or Senior Shares or (ii) the increase or decrease in the amount of authorized capital stock of any class, including any preference shares, shall require the consent of the holders of the Series A Preferred Shares or shall be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of Series A Preferred Shares. Furthermore, the consent of the holders of Series A Preferred Shares will not be required for the Company to authorize, create (by way of reclassification or otherwise) or issue any Parity Shares or any obligation or security convertible or exchangeable into, or evidencing a right to purchase, shares of any class or series of Parity Shares.

            9. Ranking. (a) The Series A Preferred Shares will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all Common Shares (whether issued in one or more classes) and to each other class of capital stock or series of preference shares created after January 21, 1999 by the Company, the terms of which do not expressly provide that it ranks on a parity with the Series A Preferred Shares as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all Common Shares (whether issued in one or more classes) of the Company, as "Junior Shares"); (ii) on a parity with additional Series A Preferred Shares issued by the Company and each other class of capital stock or series of preference shares created after January 21, 1999 by the Company, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Shares as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Shares"); and (iii) junior to each class of capital stock or series of preference shares created after January 21, 1999 in compliance with Section 8(c) by the Company, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Shares as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Shares").

            (b) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series A Preferred Shares with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividends, upon all outstanding Senior Shares.

            (c) In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Shares then Outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Shares or Junior Shares by reason of their ownership thereof, an amount equal to $50 per share for each outstanding Series A Preferred Share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including Preferred

Stock Liquidated Damages) thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a pro rata dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up). If upon the occurrence of such event the assets thus distributed among the holders of Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full preferential amount, the entire assets of the Company legally available for distribution shall be distributed ratably based upon their respective liquidation preference, among the holders of the Series A Preferred Shares pari passu with the holders of all Parity Shares. After payment of the full preferential amount (and, if applicable, an amount equal to a pro rata dividend to the holders of Outstanding Series A Preferred Shares), such holders shall not be entitled to any further participation in any distribution of assets of the Company.

            10. Redemption. (a) The Company may redeem, in whole or in part (the "Provisional Redemption"), at any time on or prior to February 15, 2002, at the redemption price of 104.6% of the aggregate liquidation preference of the Series A Preferred Shares to be redeemed (the "Provisional Redemption Date"), in the event that the Current Market Value of the Common Stock equals or exceeds the following Trigger Percentages of the prevailing Conversion Price then in effect for at least 20 trading days in any consecutive 30-day trading day period ending on the trading day prior to the date of mailing of the notice of Provisional Redemption (the "Notice Date"), if redeemed in the 12-month period ending on February 15 of the following years:

      Year                                Trigger Percentage
      ----                                ------------------

      2000                                      170%
      2001                                      160%
      2002                                      150%

            Upon any Provisional Redemption, the Company will make an additional payment (the "Dividend Make-Whole Payment") with respect to the Series A Preferred Shares called for redemption, whether or not such Series A Preferred Shares are converted into Common Shares between the Notice Date and the Provisional Redemption Date, in an amount equal to the sum of (i) the present value of the aggregate amount of dividends that would otherwise have accrued from the Provisional Redemption Date through February 15, 2002 (the "Dividend Make-Whole Period") and (ii) the amount of any accumulated and unpaid dividends (including a prorated dividend for any partial dividend period) and Preferred Stock Liquidated Damages, if any, to the Provisional Redemption Date. Such present value shall be calculated using the bond equivalent yield on U.S. Treasury notes or bills having a remaining term nearest in length to that of the Dividend Make-Whole Period as of the Notice Date.

            (b) The Series A Preferred Shares may be redeemed at any time commencing on or after February 20, 2002, in whole or from time to time in part, at the election of the Company (the "Optional Redemption"), at a redemption price equal to the percentage of the liquidation preference set forth below plus accumulated and unpaid dividends (including an amount equal to a prorated dividend for any partial dividend period) and Preferred Stock Liquidated Damages, if any, to the date of redemption (the "Optional Redemption Date"), if redeemed in the 12-month period commencing on the dates set forth below:

Date                                                 Percentage
----                                                 ----------
February 20, 2002                                      104.6%
February 19, 2003                                      103.4%
February 19, 2004                                      102.3%
February 19, 2005                                      101.1%
February 19, 2006 and thereafter                       100.0%

      (c) The Series A Preferred Shares (if not earlier redeemed or converted) shall be mandatorily redeemed by the Company on February 15, 2011 (the "Mandatory Redemption Date" provided, however, that is such date is not a Business Day, then the Mandatory Redemption Date shall be the next Business
Day), at a redemption price of 100% of the liquidation preference per share plus accumulated and unpaid dividends and Preferred Stock Liquidated Damages, if any, to the Mandatory Redemption Date.

      (d) The Company may, as provided in Section 11, make any payments in respect of the liquidation preference due on the Series A Preferred Shares on the Provisional Redemption Date, the Optional Redemption Date or the Mandatory Redemption Date, (i) in cash, (ii) by delivery of Common Shares or (iii) through any combination of the foregoing.

      (e) No Provisional Redemption or Optional Redemption may be authorized or made unless, prior to giving the applicable redemption notice, all accumulated and unpaid dividends for periods ended prior to the date of such redemption notice shall have been paid in cash or, subject to Section 11, in Common Shares.

      (f) In the event of a redemption of fewer than all the Series A Preferred Shares, the Series A Preferred Shares will be chosen for redemption by the Registrar from the Outstanding Series A Preferred Shares not previously called for redemption, pro rata or by lot or by such other method as the Registrar shall deem fair and appropriate, provided that the Company may redeem (an "Odd-lot Redemption") all shares held by holders of fewer than 100 Series A Preferred Shares (or by holders that would hold fewer than 100 Series A Preferred Shares following such redemption) prior to its redemption of other Series A Preferred Shares. If fewer than all the Series A Preferred Shares represented by any share certificate are so to be redeemed, (i) the Company shall issue a new certificate for the shares not redeemed and (ii) if any shares represented thereby are converted before termination of the conversion right with respect to such shares, such converted shares shall be deemed (so far as may be) to be the shares represented by such share certificate that was selected for redemption. Series A

Preferred Shares which have been converted during a selection of Series A Preferred Shares to be redeemed shall be treated by the Registrar as outstanding for the purpose of such selection but not for the purpose of the payment of the Redemption Price.

      (g) In the event the Company elects to effect a Provisional Redemption or an Optional Redemption, the Company shall (i) make a public announcement of the redemption (including a statement of the form of consideration it will use to effect the same) and (ii) give a redemption notice (the "Redemption Notice") to the holders not fewer than 30 days nor more than 60 days before the redemption date (the "Redemption Date"). Whenever a Redemption Notice is required to be delivered to the holders, such Notice shall provide the information set forth below and be given by first class mail, postage prepaid to each holder of Series A Preferred Shares to be redeemed, at such holder's address appearing in the Series A Preferred Share Register. All Redemption Notices shall identify the Series A Preferred Shares to be redeemed (including CUSIP number) and shall state:

      (i) the Redemption Date;

      (ii) the redemption price (the "Redemption Price") and the form of consideration the Company will use to satisfy the Redemption Price;

      (iii) if fewer than all the outstanding Series A Preferred Shares are to be redeemed, the identification (and, in the case of partial redemption, the certificate number, the total number of shares represented thereby and the number of such shares being redeemed on the Redemption Date) of the particular Series A Preferred Shares to be redeemed;

      (iv) that on the Redemption Date the Redemption Price, together with (subject to Section 10(k)) dividends accumulated and unpaid to the Redemption Date (including an amount equal to a prorated dividend for any partial dividend period), will become due and payable upon each such Series A Preferred Share to be redeemed and that dividends thereon will cease to accrue on and after said date;

      (v) the conversion price (and, if applicable, the amount of cash payable on conversion pursuant to Section 12(d)(xii)), the date on which the right to convert Series A Preferred Shares to be redeemed will terminate and the place or places where such Series A Preferred Shares may be surrendered for conversion; and

      (vi) the place or places where such Series A Preferred Shares are to be surrendered for payment of the Redemption Price.

      The Redemption Notice shall be given by the Company or, at the Company's request, by the Registrar in the name and at the expense of the Company; provided that if the Company so requests, it shall provide the Registrar adequate time, as reasonably determined by the Registrar, to deliver such notices in a timely fashion.

      (h) Prior to any Redemption Date, the Company shall deposit with the Registrar or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of consideration sufficient to pay the Redemption Price of and (except to the extent payable to a holder of Series A Preferred Shares on a Dividend Record Date prior to the Redemption Date) accrued but unpaid dividends (including an amount equal to a prorated dividend for any partial dividend period) on all the Series A Preferred Shares which are to be redeemed on that date other than any Series A Preferred Shares called for redemption on that date which have been converted in Common Shares prior to the date of such deposit. If any Series A Preferred Share called for redemption is converted, any consideration deposited with the Registrar or with any Paying Agent or so segregated and held in trust for the redemption of such Series A Preferred Share shall (subject to any right of the holder of such Series A Preferred Share or any predecessor Series A Preferred Share to receive accrued but unpaid dividends thereon as provided in Section 7(f) or a Dividend Make-Whole Payment as provided in Section 10(a)) be paid or delivered to the Company upon Company Order or, if then held by the Company, shall be discharged from such trust.

      (i) Notice of redemption having been given as aforesaid, the Series A Preferred Shares so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued but unpaid dividends) dividends on such Series A Preferred Shares shall cease to accrue and such shares shall cease to be convertible into Common Shares. Upon surrender of any such Series A Preferred Shares for redemption in accordance with said notice, such Series A Preferred Shares shall be redeemed, subject to Section 7(f), by the Company at the Redemption Price, together with (except to the extent payable to a holder of Series A Preferred Shares on a Dividend Record Date prior to the Redemption Date) accrued but unpaid dividends and Preferred Stock Liquidated Damages, if any, to the Redemption Date. If any Series A Preferred Share called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price thereof, exclusive of accrued but unpaid dividends, shall, until paid, bear interest from the Redemption Date at the dividend rate payable on the Series A Preferred Shares.

      (j) Any certificate that represents more than one Series A Preferred Share and is to be redeemed only in part shall be surrendered at any office or agency of the Company designated for that purpose (with, if the Company or the Registrar so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Registrar shall countersign and deliver to the holder of such Series A Preferred Share without service charge, a new Series A Preferred Share certificate or certificates, representing any number of Series A Preferred Shares as requested by such holder, in aggregate amount equal to and in exchange for the number of shares not redeemed and represented by the Series A Preferred Share certificate so surrendered.

      (k) If a Series A Preferred Share is redeemed subsequent to a Dividend Record Date with respect to any Dividend Payment Date specified above and on or prior to such Dividend Payment Date, then any accumulated but unpaid dividends will be paid to the person in whose name such Series A Preferred Share is registered at the close of business on such Dividend Record Date.

      11.  Method of Payments.

      The Company may make any payments due on the Series A Preferred Shares, including dividend payments and redemption payments described in Section 11(b),
(i) in cash, (ii) by delivery of Common Shares or (iii) through any combination of the foregoing, provided, however, that if Globalstar shall have paid the scheduled distribution or redemption payment on the Preferred Partnership Interests corresponding to such payment in cash, the Company shall make such payment in cash. The Company, at its option, may make dividend payments notwithstanding the fact that it shall not have received a distribution on the Preferred Partnership Interests for the corresponding Dividend Payment Date.

      (b) The Company will make each dividend payment, Provisional Redemption payment (including the associated Dividend Make-Whole Payment), Optional Redemption payment and Mandatory Redemption payment on the Series A Preferred Shares in cash, except to the extent it has elected to make all or any portion of such payment in Common Shares. The

Company may not make any such payment, or any portion thereof (other than a Mandatory Redemption payment, or portion thereof), in Common Shares unless, on the date of such payment, the Shelf Registration Statement covers the resale of such shares and is effective or is no longer required to be effective. If the Company elects to make any such payment, or any portion thereof, in Common Shares, such shares shall be valued for such purpose (i) in the case of any dividend payment, Provisional Redemption payment, Dividend Make-Whole Payment, Optional Redemption payment, or portion thereof, at 95% of the Average Market Value and (ii) in the case of any Mandatory Redemption payment, or portion thereof (A) if on the date of such payment the Shelf Registration Statement covers the resale of such shares and is effective or, pursuant to the Registration Rights Agreement, is no longer required to be effective, at 100% of the Average Market Value and (B) otherwise, at 90% of the Average Market Value. If, as a matter of Bermuda law, the Company is not able to issue Common Shares in payment of the Mandatory Redemption price, then the Company may, at its option, cause the Series A Preferred Shares to be converted on the Mandatory Redemption Date into the same number of Common Shares as the Company could otherwise have issued in satisfaction of the Mandatory Redemption price, provided that the Company has given the holders of Series A Preferred Shares notice of the exercise of such option at least 30 days prior to the Mandatory Redemption Date.

      (c) No fractional Common Shares will be delivered to the holders, but the Company will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a Common Share. The amount of such cash adjustment will be determined based on the proceeds received by the Registrar from the sale of that number of Common Shares, which the Company will deliver to the Registrar for such purpose, equal to the aggregate of all such fractions (round up to the nearest whole share). The Registrar is authorized and directed to sell such shares at the best available prices and distribute the proceeds to the holders in proportion to their respective interests therein. The Company will pay the expenses of the Registrar with respect to such sale, including brokerage commissions.

      (d) Any portion of any payment on or in respect of the Series A Preferred Shares that is declared and not paid through the delivery of Common Shares will be paid in cash.

      (e) Prior to the issuance of any Common Shares pursuant to this Section 11, the Company shall have provided for the listing or quotation of such Common Shares on the Nasdaq National Market or any other securities exchange in the United States upon which the Common Shares are then listed or quoted.

      12. Conversion. (a) Subject to and upon compliance with the provisions of this Schedule, at the option of the holder thereof, any Series A Preferred Share may be converted at any time on or after March 22, 1999 at the liquidation preference thereof into fully paid and nonassessable Common Shares (calculated as to each conversion to the nearest 1/100 of a share), at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the Business Day next preceding the Mandatory Redemption Date. In case a Series A Preferred Share is called for redemption, such conversion right in respect of the Series A Preferred Share so called shall expire at the close of business on the Business Day next preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.

      The price at which Common Shares shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $23.2563 per Common Share. The Conversion Price shall be adjusted in certain instances as provided in Section 12(d) and Section 12(e).

      (b) In order to exercise the conversion privilege, the holder of any Series A Preferred Share to be converted shall surrender the certificate for such share, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such share or, if fewer than all the Series A Preferred Shares represented by a single share certificate are to be converted, the number of shares represented thereby to be converted. Except as provided in Section 10(a) or 7(f), no payment or adjustment shall be made upon any conversion on account of any dividends accrued on the Series A Preferred Shares surrendered for conversion or on account of any dividends on the Common Shares issued upon conversion. In no event shall the Company be obligated to pay any converting holder any unpaid Accumulated Dividends upon conversion.

      Series A Preferred Shares shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such shares as holders shall cease, and the person or persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full Common Shares issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 12(c).

      In the case of any conversion of fewer than all the Series A Preferred Shares evidenced by a certificate, upon such conversion the Company shall execute and the Registrar shall countersign and deliver to the holder thereof, at the expense of the Company, a new certificate or certificates representing the number of unconverted Series A Preferred Shares.

      (c) No fractional Common Shares shall be issued upon the conversion of a Series A Preferred Share. If more than one Series A Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered. Instead of any fractional Common Share which would otherwise be issuable upon conversion of any Series A Preferred Share, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price (as defined in Section 12(d)(vii)) per Common Share at the close of business on the Business Day prior to the day of conversion.

      (d) The conversion price shall be adjusted from time to time by the Company as follows:

      (i) if the Company shall hereafter pay a dividend or make a distribution to holders of the outstanding Common Shares in Common Shares, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the Common Share Record Date (as defined in Section 12(d)(vii)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Common Share Record Date. If any dividend or distribution of the type described in this Section 12(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared;

      (ii) if the Company shall offer or issue rights or warrants to holders of its outstanding Common Shares entitling them to subscribe for or purchase Common Shares at a price per share less than the Current Market Price (as defined in Section 12(d)(vii)) on the Common Share Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Common Share Record Date by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the Common Share Record Date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares subject to such rights or warrants would purchase at such Current Market Price and of which the denominator shall be the number of Common Shares outstanding at the close of business on the Common Share Record Date plus the total number of additional Common Shares subject to such rights or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Common Share Record Date fixed for determination of shareholders entitled to purchase or receive such rights or warrants. To the extent that Common Shares are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than such Current Market Price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors;

      (iii) if the outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective;

      (iv) if the Company shall, by dividend or otherwise, distribute to holders of its Common Shares any class of capital stock of the Company (other than any dividends or distributions to which Section 12(d)(i) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in Section 12(d)(ii) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 12(e) applies) (the foregoing hereinafter in this Section 12(d)(iv) called the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Common Share Record Date (as defined in Section 12(d)(vii)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 12(d)(vii)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Distributed Securities so distributed applicable to one Common Share and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Common Share Record Date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Common Share is equal to or greater than the Current Market Price on the Common Share Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Preferred Shares shall have the right to receive upon conversion of a Series A Preferred Share (or any portion thereof) the amount of Distributed Securities such holder would have received had such holder converted such Series A Preferred Share (or portion thereof) immediately prior to such Common Share Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this
 Section 12(d)(iv) by reference to the actual or when issued trading market for any securities constituting all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 12(d)(vii) to the extent possible.

      Rights or warrants distributed by the Company to holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (A) are deemed to be transferred with such Common Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 12(d)(iv) (and no adjustment to the Conversion Price under this Section 12(d)(iv) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 12(d)(iv) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the first issuance of Series A Preferred Shares, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants, without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 12(d) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

      Notwithstanding any other provision of this Section 12(d)(iv) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this Section 12(d)(iv) if the Company makes proper provision so that each holder of Series A Preferred Shares who converts a Series A Preferred Share (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the Common Shares issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Series A Preferred Share into a Common Share.

      For purposes of this Section 12(d)(iv) and Sections 12(d)(i) and (ii), any dividend or distribution to which this Section 12(d)(iv) is applicable that also includes Common Shares, or rights or warrants to subscribe for or purchase Common Shares to which Section 12(d)(ii) applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such Common Shares or rights or warrants to which Section 12(d)(ii) applies (and any Conversion Price reduction required by this Section 12(d)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such Common Shares or such rights or warrants (and any further Conversion Price reduction required by Sections 12(d)(i) or 12(d)(ii) with respect to such dividend or distribution shall then be made), except that (1) the Common Share Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the Common Share Record Date fixed for such determination" and "the Common Share Record Date" within the meaning of Section 12(d)(i) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Common Share Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Common Share Record Date" for purposes of Section 12(d)(ii), and (2) any Common Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" for the purposes of Section 12(d)(i).

      (v) If the Company shall, by dividend or otherwise, distribute to holders of its Common Shares cash (excluding any cash that is distributed upon a merger or consolidation to which Section 12(e) applies or as part of a distribution referred to in Section 12(d)(iv)) in an aggregate amount that, combined together with (A) the aggregate amount of any other such distributions to holders of its Common Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 12(d)(v) has been made, and (B) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company for all or any portion of the Common Shares concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 12(d)(vi) has been made, exceeds 20% of the product of the Current Market Price (determined as provided in Section 12(d)(vii)) on the Common Share Record Date with respect to such distribution times the number of Common Shares outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Common Share Record Date by a fraction (1) the numerator of which shall be equal to the Current Market Price on the Common Share

 Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 20% and (y) the number of Common Shares outstanding on the Common Share Record Date and (2) the denominator of which shall be equal to the Current Market Price on such Common Share Record Date; provided, however, that, if the portion of the cash so distributed applicable to one Common Share is equal to or greater than the Current Market Price of the Common Shares on the Common Share Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Preferred Shares shall have the right to receive upon conversion of a Series A Preferred Share (or any portion thereof) the amount of cash such holder would have received had such holder converted such Series A Preferred Share (or portion thereof) immediately prior to such Common Share Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to holders of Common Shares as to which the Company makes the election permitted by Section 12(d)(xii) and as to which the Company has complied with the requirements of such Section 12(d)(xii) shall be treated as not having been made for all purposes of this Section 12(d)(v).

      (vi) if a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Shares expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders

 (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (A) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Shares expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12(d)(vi) has been made and (B) the aggregate amount of any distributions to all holders of the Common Shares made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 12(d)(v) has been made, exceeds 20% of the product of the Current Market Price (determined as provided in Section 12(d)(vii)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of Common Shares outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the

 Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of Common Shares outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Shares on the trading day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Shares on the trading day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 12(d)(vi) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12(d)(vi).

      (vii) For purposes of this Section 12(d), the following terms shall have the meaning indicated:

            "closing price" with respect to any securities on any day means the closing price on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on the Nasdaq National Market or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system in the United States on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system in the United States, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service in the United States, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

            "Common Share Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common

      Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            "Current Market Price" means the average of the daily closing prices per Common Share for the 10 consecutive trading days immediately prior to the date in question; provided, however, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12(d)(i), (ii), (iii), (iv), (v) or (vi) occurs during such 10 consecutive trading days, the closing price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12(d)(i), (ii), (iii), (iv), (v) or (vi) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the closing price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 12(d)(iv) or (v), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one Common Share as of the close of business on the day before such "ex" date. For purposes of any computation under
      Section 12(d)(vi), the Current Market Price on any date shall be deemed to be the average of the daily closing prices per Common Share for such day and the next two succeeding trading days; provided, however, that, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12(d)(i), (ii), (iii), (iv), (v) or (vi) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the closing price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such closing price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date (1) when used with respect to any issuance or distribution, means the first date on which the Common Shares trade regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of Common Shares, means the first date on which the Common Shares trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (3) when used with respect to any tender or exchange offer means the first date on which the Common Shares trade regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12(d), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12(d) and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.

            "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

      (viii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12(d)(viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made by the Company and shall be made to the nearest cent. No adjustment need be made for a change in the par value or no par value of the Common Shares.

      (ix) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Registrar an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Series A Preferred Shares at such holder's last address appearing on the register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

      (x) In any case in which this Section 12(d) provides that an adjustment shall become effective immediately after a Common Share Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Series A Preferred Share converted after such Common Share Record Date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment.

      (xi) For purposes of this Section 12(d), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

      (xii) In lieu of making any adjustment to the Conversion Price pursuant to
 Section 12(d)(v), the Company may elect to reserve an amount of cash for distribution to the holders of Series A Preferred Shares upon the conversion of the Series A Preferred Shares so that any such holder converting Series A Preferred Shares will receive upon such conversion, in addition to the Common Shares and other items to which such holder is entitled, the full amount of cash which such holder would have received if such holder had, immediately prior to the Common Share Record Date for such distribution of cash, converted its Series A Preferred Shares into Common Shares, together with any interest accrued with respect to such amount, in accordance with this Section 12(d)(xii). The

 Company may make such election by providing an Officers' Certificate to the Registrar to such effect on or prior to the payment date for any such distribution and depositing with the Registrar on or prior to such date an amount of cash equal to the aggregate amount that the holders of Series A Preferred Shares would have received if such holders had, immediately prior to the Common Share Record Date for such distribution, converted all the Series A Preferred Shares into Common Shares. Any such funds so deposited by the Company with the Registrar shall be invested by the Registrar in unconditional U.S. Government obligations with a maturity not more than three months from the date of issuance. Upon conversion of Series A Preferred Shares by a holder thereof, such holder shall be entitled to receive, in addition to the Common Shares issuable upon conversion, an amount of cash equal to the amount such holder would have received if such holder had, immediately prior to the Common Share Record Date for such distribution, converted its Series A Preferred Shares into Common Shares, along with such holder's pro rata share of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this Section 12(d)(xii), the Company shall give or shall cause to be given notice to all holders of Series A Preferred Shares of such election, which notice shall state the amount of cash per Series A Preferred Share such holders shall be entitled to receive (excluding interest) upon conversion of the Series A Preferred Shares as a consequence of the Company having made such election.

      (e) Subject to Section 13, in case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancelation of outstanding shares of Common Shares of the Company), or in case of any sale, conveyance or transfer of all or substantially all the assets of the Company, the holder of each Series A Preferred Share then outstanding shall have the right thereafter, during the period such Series A Preferred Share shall be convertible as specified in Section 12(a), to convert such Series A Preferred Share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number of shares of Common Shares of the Company into which such Series A Preferred Share might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such holder of Common Shares of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each Common Share of the Company in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section 12 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. The above provisions of this
Section 12 shall similarly apply to successive consolidations, mergers, conveyances or transfers.

      (f)  In case:

      (i) the Company shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than in cash out of its earned surplus; or

      (ii) the Company shall authorize the granting to all holders of its Common Shares of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

      (iii) of any reclassification of the Common Shares of the Company (other than a subdivision or combination of its outstanding Common Shares), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, conveyance or transfer of all or substantially all the assets of the Company; or

      (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Registrar and at each office or agency maintained for the purpose of conversion of Series A Preferred Shares, and shall cause to be mailed to all holders at their last addresses as they shall appear in the Series A Preferred Shares Register, at least 20 Business Days (or 10 Business Days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give the notice required by this Section 12(f) or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

      (g) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of Series A Preferred Shares, the full number of Common Shares then issuable upon the conversion of all outstanding Series A Preferred Shares.

      (h) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of Common Shares on conversion of Series A Preferred Shares pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Shares in a name other than that of the holder of the Series A Preferred Share or Series A Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid or is not payable.

      13. Consolidation, Merger, Conveyance or Transfer. Without the vote or consent of the holders of a majority of the then Outstanding Series A Preferred Shares, the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless (a) the entity formed by such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of Bermuda, the United States or any State thereof or the District of Columbia;
(b) if the Company is not the resulting entity, the Series A Preferred Shares are converted into or exchanged for and become shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights that the Series A Preferred Shares had immediately prior to such transaction; (c) immediately after giving effect to such transaction, no Voting Rights Triggering Event has occurred and is continuing and (d) the Company shall have delivered to the Registrar an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer complies with this
Section 13 and that all conditions precedent herein provided for relating to such transaction have been complied with.

      14. SEC Reports; Reports by Company. So long as any Series A Preferred Shares are outstanding, the Company shall file with the SEC and, within 15 days after it files them with the SEC, with the Registrar and, if requested, furnish to the holders of Series A Preferred Shares all annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company is not required or shall cease to be required to file SEC Reports, pursuant to the Exchange Act, the Company will nevertheless file such reports with the SEC (unless the SEC will not accept such a filing). Whether or not required by the Exchange Act to file SEC Reports with the SEC, so long as any Series A Preferred Shares are Outstanding, the Company will furnish or cause to be furnished copies of the SEC Reports to the holders of Series A Preferred Shares at the time the Company is required to make such information available to the Registrar and to prospective investors who request it in writing. In addition, the Company has agreed that, for so long as any Series A Preferred Shares remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under Securities Act.

      15. Definitions. For purposes of this Schedule, the following terms shall have the meaning set forth below:

      "Accumulated Dividends" has the meaning set forth in Section 6(a).

      "Agent Members" has the meaning set forth in Section 4(c).

      "Average Market Value" of the Common Shares means the arithmetic average of the Current Market Value of the Common Shares for the ten trading days ending on the fifth Business Day prior to (i) in the case of the payment of any dividend, the Record Date for such dividend and (ii) in the case of any other payment, the date of such payment.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

      "Bye-Laws" has the meaning set forth in the Recitals.

      "Closing Date" means any Closing Date under the Purchase
Agreement.

      "closing price" has the meaning set forth in Section 12(d)(vii).

      "Common Share Record Date" has the meaning set forth in Section
12(d)(vii).

      "Common Shares" means common shares of the Company, par value $1.00 per share.

      "Companies Act" has the meaning set forth in Section 6(a).

      "Company" has the meaning set forth in the Recitals.

      "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

      "Conversion Agent" has the meaning set forth in Section 5(a).

      "Conversion Price" has the meaning set forth in Section 12(a).

      "Current Market Value" of the Common Shares means the average of the high and low sale prices of the Common Shares as reported on the Nasdaq National Market or any national securities exchange in the United States upon which the Common Shares are then listed, for the trading day in question.

      "Current Market Price" has the meaning set forth in Section
12(d)(vii).

      "Depositary" has the meaning set forth in Section 4(b).

      "Dilution Trigger Event" has the meaning set forth in Section
12(d)(iv).

      "Distributed Securities" has the meaning set forth in Section
12(d)(iv).

      "Dividend Make-Whole Payment" has the meaning set forth in
Section 10(a).

      "Dividend Make-Whole Period" has the meaning set forth in Section
10(a).

      "Dividend Payment Date" means each February 15, May 15, August 15 and November 15 ; provided, however, that if such date shall not be a Business Day, then such date shall be the next Business Day.

      "Dividend Record Date" has the meaning set forth in Section 7(a).

      "DTC" has the meaning set forth in Section 4(b).

      "Expiration Time" has the meaning set forth in Section 12(d)(vi).

      "fair market value" has the meaning set forth in Section
12(d)(vii).

      "Global Series A Preferred Share" has the meaning set forth in
Section 4(b).

      "Global Shares Legend" has the meaning set forth in Section 4(b).

      "Globalstar" means Globalstar, L.P., a Delaware limited partnership.

      "Initial Purchasers" means Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., C.E. Unterberg, Towbin, CIBC Oppenheimer Corp. and ING Baring Furman Selz LLC.

      "Junior Shares" has the meaning set forth in Section 9(a).

      "Mandatory Redemption Date" has the meaning set forth in Section 10(c); provided, however, that if such date shall not be a Business Day, then such date shall be the next Business Day.

      "Memorandum of Association" has the meaning set forth in the Recitals.

      "nonelecting share" has the meaning set forth in Section 12(e).

      "Notice Date" has the meaning set forth in Section 10(a).

      "Odd-lot Redemption" has the meaning set forth in Section 10(f).

      "Officers' Certificate" means a certificate of the Company signed in the name of the Company by its Chairman of the Board, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

      "Optional Redemption" has the meaning set forth in Section 10(b).

      "Optional Redemption Date" has the meaning set forth in Section
10(b).

      "Ordinary Partnership Interests" means the ordinary partnership interests of Globalstar.

      "Outstanding" means when used with respect to Series A Preferred Shares means, as of the date of determination, all Series A Preferred Shares theretofore authenticated and delivered under this Schedule, except (a) Series A Preferred Shares theretofore converted into Common Shares in accordance with
Section 12 and Series A Preferred Shares theretofore canceled by the Registrar or delivered to the Registrar for cancelation; (b) Series A Preferred Shares for whose payment or redemption money in the necessary amount has been theretofore deposited with the Registrar or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such Series A Preferred Shares; provided that, if such Series A Preferred Shares are to be redeemed, notice of such redemption has been duly given pursuant to this Schedule or provision therefor satisfactory to the Registrar has been made; and (c) Series A Preferred Shares (x) that are mutilated, destroyed, lost or stolen which the Company has decided to pay or (y) in exchange for or in lieu of which other Series A Preferred Shares have been authenticated and delivered pursuant to this Schedule; provided, however, that, in determining whether the holders of the Series A Preferred Shares have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Series A Preferred Shares owned by the Company or any other obligor upon the Series A Preferred Shares or any affiliate (other than, in the case of Section 8(b) and Section 8(c), Loral and its subsidiaries) of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Series A Preferred Shares which the Registrar has actual knowledge of being so owned shall be so disregarded. Series A Preferred Shares so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Registrar the pledgee's right so to act with respect to such Series A Preferred Shares and that the pledgee is not the Company or any other obligor upon the Series A Preferred Shares or any affiliate of the Company or of such other obligor.

      "Parity Shares" has the meaning set forth in Section 9(a).

      "Paying Agent" has the meaning set forth in Section 5(a).

      "Preferred Partnership Interests" means the 8% Convertible Redeemable Preferred Partnership Interests of Globalstar purchased by the Company with the proceeds of the issuance of the Series A Preferred
Shares.

      "Preferred Stock Liquidated Damages" has the meaning set forth in
Section 6(b).

      "Provisional Redemption" has the meaning set forth in
Section 10(a).

      "Provisional Redemption Date" has the meaning set forth in
Section 10(a).

      "Purchase Agreement" means the Purchase Agreement dated
January 21, 1999, among the Company, Globalstar, Loral Space &
Telecommunications Ltd. and the Initial Purchasers.

      "Purchased Shares" has the meaning set forth in Section 12(d)(vi).

      "QIBs" has the meaning set forth in Section 4(a).

      "Redemption Date" has the meaning set forth in Section 10(g).

      "Redemption Notice" has the meaning set forth in Section 10(g).

      "Redemption Price" has the meaning set forth in Section 10(g).

      "Registrar" has the meaning set forth in Section 3.

      "Registrable Securities" has the meaning set forth in
Section 5(c).

      "Registration Default" has the meaning set forth in Section 6(b).

      "Registration Rights Agreement" means the Registration Rights Agreement dated as of January 26, 1999, among the Company, Globalstar and the Initial Purchasers.

      "Restricted Series A Preferred Shares" has the meaning set forth in Section 4(d).

      "Restricted Shares Legend" has the meaning set forth in
Section 4(a).

      "resulting entity" has the meaning set forth in Section 13.

      "Rule 144A" has the meaning set forth in Section 4(a).

      "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the adoption of this Schedule such commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

      "SEC Reports" has the meaning set forth in Section 14.

      "Securities Act" has the meaning set forth in Section 4(a).

      "Senior Shares" has the meaning set forth in Section 9(a).

      "Series A Preferred Share Directors" has the meaning set forth in
Section 8(a).

      "Series A Preferred Shares" has the meaning set forth in Section
1.

      "Shelf Registration Statement" means the shelf registration statement in respect of the Registrable Securities (other than Registrable Securities beneficially owned by Loral) required pursuant to the Registration Rights Agreement to be filed with the SEC with respect to resales of the Registrable Securities (other than Registrable Securities beneficially owned by Loral).

      "Transfer Restricted Securities" means each Registrable Security (other than Registrable Securities beneficially owned by Loral) until the later of (A) the second anniversary of the last Closing Date pursuant to the Purchase Agreement and (B) such time as (1) such Registrable Security shall no longer constitute a restricted security for purposes of Rule 144(k) of the Securities Act or (2) such Registrable Security has been sold pursuant to the Shelf Registration Statement.

      "Voting Rights Triggering Event" has the meaning set forth in
Section 8(a).

      IN WITNESS WHEREOF, the Company has caused this Schedule to be duly executed by Gregory J. Clark, President of the Company, and attested by Eric J. Zahler, Vice President and Secretary of the Company, this 26th day of January, 1999.

                              GLOBALSTAR TELECOMMUNICATIONS
                              LIMITED


                              by:   /s/ Gregory J. Clark
                                   ________________________
                                    Name: Gregory J. Clark
                                    Title: President
ATTEST:


by: /s/ Eric J. Zahler
 ______________________
 Name: Eric J. Zahler
 Title: Vice President and
        Secretary

                                                                       EXHIBIT A



                                FACE OF SECURITY

[Restricted Shares Legend (include if Security is not registered under the U.S. Securities Act of 1933): THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) (AND
(1) THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE AND (2) THE COMMON STOCK ISSUABLE IN PAYMENT OF DIVIDENDS OR REDEMPTION OBLIGATIONS ON THIS SECURITY) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (AND (1) THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE AND (2) THE COMMON STOCK ISSUABLE IN PAYMENT OF DIVIDENDS OR REDEMPTION OBLIGATIONS ON THIS SECURITY) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (OTHER THAN WITH RESPECT TO THE COMMON STOCK). THE HOLDER OF THE SECURITY EVIDENCED HEREBY (AND (1) THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE AND (2) THE COMMON STOCK ISSUABLE IN PAYMENT OF DIVIDENDS OR REDEMPTION OBLIGATIONS ON THIS SECURITY) AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY (AND (1) THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE AND (2) THE COMMON STOCK ISSUABLE IN PAYMENT OF DIVIDENDS OR REDEMPTION OBLIGATIONS ON THIS SECURITY) MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED,

ONLY (1) (a) OTHER THAN WITH RESPECT TO THE COMMON STOCK, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING SUCH SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN A MINIMUM LIQUIDATION PREFERENCE OF NOT LESS THAN $250,000, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (d) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN EACH CASE, BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[Global Shares Legend (include if Security is issued as a global certificate):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OF PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE PREFERRED STOCK SCHEDULE REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

Number of Shares
Number: ________ Shares

144A CUSIP NO.: 379364 50 8
IAI CUSIP NO.: 379364 60 7

      Series A 8% Convertible Redeemable Preferred Stock due 2011

                                       of

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

      GLOBALSTAR TELECOMMUNICATIONS LIMITED, an exempted company organized under the laws of Bermuda (the "Company"), hereby certifies that [HOLDER] (the "Holder") is the registered owner of fully paid and non-assessable preference securities of the Company designated the Series A 8% Convertible Redeemable Preferred Stock due 2011, par value U.S.$0.01 and liquidation preference U.S.$50.00 per share (the "Preferred Stock"). The shares of Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the schedule to the Bye-Laws of the Company dated January 26, 1999, as the same may be amended from time to time in accordance with its terms (the "Preferred Stock Schedule"). Capitalized terms used herein but not defined shall have the meaning given them in the Preferred Stock Schedule. The Company will provide a copy of the Preferred Stock Schedule to a Holder without charge upon written request to the Company at its principal place of business.

      Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Preferred Stock Schedule, which select provisions and the Preferred Stock Schedule shall for all purposes have the same effect as if set forth at this place.

      Upon receipt of this certificate, the Holder is bound by the Preferred Stock Schedule and is entitled to the benefits thereunder.

      Unless the Transfer Agent's valid countersignature appears hereon, the shares of Preferred Stock evidenced hereby shall not be entitled to any benefit under the Preferred Stock Schedule or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has executed this certificate as of the date set forth below.



                  GLOBALSTAR TELECOMMUNICATIONS LIMITED,


                  By:  ____________________________
                        Name:
                        Title:

[Seal]

                  By:  ____________________________
                        Name:
                        Title:

                  Dated:


COUNTERSIGNED AND REGISTERED


THE BANK OF NEW YORK
as Transfer Agent,


By:
      Authorized Signatory

Dated:

                               REVERSE OF SECURITY

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

Series A 8% Convertible Redeemable Preferred Stock due 2011

      Dividends on each share of Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Preferred Stock Schedule (including Preferred Stock Liquidated Damages). Dividends may be paid, at the option of the Company, in cash, or, subject to certain limitations, in shares of Common Stock of the Company or a combination of cash and shares of Common Stock of the Company.

      The shares of Preferred Stock shall be redeemable as provided in the Preferred Stock Schedule. The shares of Convertible Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Preferred Stock Schedule.

      The Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the Company.

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:

(Insert assignee's social security or tax identification number)



(Insert address and zip code of assignee)

and irrevocably appoints:



agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:

Signature: ______________________________

(Sign exactly as your name appears on the other side of this Convertible Preferred Stock Certificate)

Signature Guarantee:______________________________*

--------
      *Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder

                    in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "Conversion") _________ shares of Series A 8% Convertible Redeemable Preferred Stock due 2011 (the "Preferred Stock"), represented by stock certificate No(s). (the "Preferred Stock Certificates") into shares of common stock, par value U.S.$1.00 per share ("Common Stock"), of Globalstar Telecommunications Limited (the "Company") according to the conditions of the schedule to the Company's Bye-Laws establishing the terms of the Preferred Stock (the "Preferred Stock Schedule"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).*

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the "Act"), or pursuant to any exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Preferred Stock Schedule and the Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Preferred Stock Schedule.

                  Date of Conversion:___________________________________

                  Applicable Conversion Price:__________________________

                  Number of shares of
                  Preferred Stock to be Converted:______________________

                  Number of shares of
                  Common Stock to be Issued:____________________________

                  Signature:____________________________________________

                  Name:_________________________________________________

                  Address:**____________________________________________

                  Fax No.:______________________________________________

*The Company is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Preferred Stock Certificate(s) to be converted.

**Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

[Global Share Schedule: (include if Security is issued as a global certificate)]

                                                                      SCHEDULE A

                SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

      The initial number of Series A Preferred Shares represented by this Global Series A Preferred Share shall be _______. The following exchanges of a part of this Global Series A Preferred Share have been made:

-------------------------------------------------------------------------

                                               Number of
                                                shares
                  Amount of                   represented
                 decrease in    Amount of       by this
                  number of    increase in      Global
                   shares       number of      Series A
                 represented      shares       Preferred
                   by this     represented       Share
                   Global        by this       following   Signature of
                  Series A    Global Series      such       authorized
   Date of        Preferred    A Preferred    decrease or   officer of
   Exchange         Share         Share        increase      Registrar
-------------------------------------------------------------------------
-------------------------------------------------------------------------



-------------------------------------------------------------------------
-------------------------------------------------------------------------



-------------------------------------------------------------------------
-------------------------------------------------------------------------



-------------------------------------------------------------------------
-------------------------------------------------------------------------



-------------------------------------------------------------------------
-------------------------------------------------------------------------

                                                                       EXHIBIT B

                          FORM OF TRANSFER CERTIFICATE

                       (Transfers pursuant to ' 5(b)(ii),

               ' 5(b)(iii) or ' 5(b)(iv) of the Schedule)

The Bank of New York, as Transfer Agent
101 Barclay Street, Floor 21 West
New York, New York 10286
Att: Stock Transfer
       Administration

Re:   Globalstar Telecommunications Limited
      8% Series A Convertible Redeemable Preferred Shares due 2011 (the "Series A Preferred Shares")

      Reference is hereby made to Schedule III (the "Schedule") to the Bye-laws of Globalstar Telecommunications Limited. Capitalized terms used but not defined herein shall have the meanings given them in the Schedule.

      This letter relates to __________ Series A Preferred Shares (the "Securities") which are held [in the form of the [Restricted] [Global] Security (CUSIP No. __) with the

Depositary]** in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities.

      In connection with such request, and in respect of Securities, the Transferor does hereby certify the Securities are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:

CHECK ONE BOX BELOW:

 (1) to a transferee that the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

 (2) to a transferee that the Transferor reasonably believes is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring such Securities for investment purposes and not for distribution and is acquiring at least $250,000 aggregate liquidation preference of Series A Preferred Shares for its own account or for one or more accounts (each of which is acquiring at least $250,000 aggregate liquidation preference) as to which the transferee exercises sole investment discretion;

 (3) outside the United States to a Non-U.S. Person in a transaction complying with Rule 904 of Regulation S under the Securities Act;

 (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available); or

 (5) in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Company so requests).

                              [Name of Transferor]



                              by: ________________________
                                      Name:
                                     Title:

Dated:


cc:  Globalstar Telecommunications Limited
 Cedar House
 41 Cedar Avenue
 Hamilton HM12 Bermuda
 Att.:  Corporate Secretary

                                                                       EXHIBIT C

               FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE

                      (Transfers pursuant to ' 5(b)(ii) or

                          ' 5(b)(iii) of the Schedule)



The Bank of New York, as Transfer Agent
101 Barclay Street, Floor 21 West
New York, New York 10286

Att: Stock Transfer
 Administration

Re:  Globalstar Telecommunications Limited
      8% Series A Convertible Redeemable Preferred Shares due 2011 ( the "Series A Preferred Shares")

      Reference is hereby made to Schedule III (the "Schedule") to the Bye-laws of Globalstar Telecommunications, Limited. Capitalized terms used but not defined herein shall have the meanings given them in the Schedule.

      This letter relates to ________ Series A Preferred Shares (the "Securities") which are held [in the form of the [Restricted] [Global] Series A Preferred Share (CUSIP No. ___) with the Depositary] in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities to the undersigned.

      In connection with such request, and in respect of the Securities, we confirm that:

      1. We understand that the Securities have not been registered under the U.S. Securities Act of 1933 (the "Securities

Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

      2. We are a corporation, partnership or other entity having such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and we are (or any account for which we are purchasing under paragraph 4 below is) an accredited investor as defined in Rule 501(a) under the Securities Act, able to bear the economic risk of the proposed investment in the Securities.

      3. We are acquiring the Securities for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Securities, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

      4. We are, and each account (if any) for which we are purchasing Securities is, purchasing Securities having an aggregate liquidation preference of not less than $250,000.

      5. We understand that (a) the Securities will be delivered to us in registered form only and that the certificate delivered with respect to the Securities will bear a legend substantially to the following effect:

THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) (AND (1) THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE AND (2)

THE COMMON STOCK ISSUABLE IN PAYMENT OF DIVIDENDS OR REDEMPTION OBLIGATIONS ON THIS SECURITY) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (AND (1) THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE AND (2) THE COMMON STOCK ISSUABLE IN PAYMENT OF DIVIDENDS OR REDEMPTION OBLIGATIONS ON THIS SECURITY) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (OTHER THAN WITH RESPECT TO THE COMMON STOCK). THE HOLDER OF THE SECURITY EVIDENCED HEREBY (AND (1) THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE AND (2) THE COMMON STOCK ISSUABLE IN PAYMENT OF DIVIDENDS OR REDEMPTION OBLIGATIONS ON THIS SECURITY) AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY (AND (1) THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE AND (2) THE COMMON STOCK ISSUABLE IN PAYMENT OF DIVIDENDS OR REDEMPTION OBLIGATIONS ON THIS SECURITY) MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) OTHER THAN WITH RESPECT TO THE COMMON STOCK, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING SUCH SECURITY FOR INVESTMENT PURPOSES AND

NOT FOR DISTRIBUTION IN A MINIMUM LIQUIDATION PREFERENCE OF NOT LESS THAN $250,000, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (d) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN EACH CASE, BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

      and (b) such certificates will be reissued without the foregoing legend only in accordance with the terms of the Schedule.

      6. We agree that in the event that at some future time we wish to dispose of any of the Securities, we will not do so unless:

      (a) the Securities are sold to the Company;

      (b) the Securities are sold to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

      (c) the Securities are sold to an accredited investor, as defined in Rule 501(a) under the Securities Act, acquiring at least $250,000 liquidation preference of the Securities that, prior to such transfer, furnishes to the Transfer Agent a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from such Transfer Agent);

      (d) the Securities are sold outside the United States in compliance with Rule 903 or Rule 904 under the Securities Act;

      (e) the Securities are sold by us pursuant to Rule 144 under the Securities Act; or

      (f) the Securities are sold pursuant to an effective registration statement under the Securities Act.


                               Very truly yours,
                              [PURCHASER]


                               by: __________________________
                                    Name:
                                    Title:

Dated:


cc:   Globalstar Telecommunications Limited
      Cedar House
      41 Cedar Avenue
      Hamilton HM12 Bermuda